UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 25, 2016

BOSTON SCIENTIFIC CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-11083	04-2695240
(State or other	(Commission	(IRS employer
jurisdiction of	file number)	identification no.)
incorporation)

300 Boston Scientific Way, Marlborough, Massachusetts	01752-1234
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:   (508) 683-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment and Restatement of Executive Retirement Plan

On July 26, 2016, upon the recommendation of the Executive Compensation and Human Resources Committee (the “Compensation Committee”), the Board of Directors of Boston Scientific Corporation (the “Company”) approved the amendment and restatement of the Boston Scientific Corporation Executive Retirement Plan, effective August 1, 2016 (as amended and restated, the “Plan”).  Under the amended terms of the Plan, an employee that is not a member of the Company’s Executive Committee and serves in the highest president position within a global division, region or country, in each case, immediately preceding his or her retirement, will only be eligible to participate in the Plan if he or she has served in that position since a date prior to August 1, 2015. The amendments reflected in the Plan ensure continued eligibility for all Company employees that are currently eligible to participate in the Plan.

This description of amendments to the Plan does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of such Plan.  A copy of the Plan is included in this filing as Exhibit 10.1 and incorporated herein by reference.

Named Executive Officer Compensation Adjustment

On July 25, 2016, the Compensation Committee approved a compensation increase for one of the Company’s named executive officers, Edward J. Mackey, Executive Vice President, Operations. The adjustment, effective immediately, increases Mr. Mackey’s annual base salary to $495,000, an increase of 5.3%.

Item 9.01.     Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1	Boston Scientific Corporation Executive Retirement Plan, as amended and restated, effective August 1, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON SCIENTIFIC CORPORATION

Date: July 28, 2016	By:	/s/ Vance R. Brown
Vance R. Brown
Vice President and Chief Corporate Counsel

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Boston Scientific Corporation Executive Retirement Plan, as amended and restated, effective August 1, 2016